Exhibit 99.1

FOR IMMEDIATE RELEASE JUNE 13, 2019

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

G. Darcy Klug, Chairman, CEO and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

HEALTHCARE INDUSTRY VETERAN APPOINTED TO

REDHAWK BOARD OF DIRECTORS

LAFAYETTE, LOUISIANA – REDHAWK HOLDINGS CORP. (OTC: IDNG) (“RedHawk” or the “Company”) announced today the appointment of Philip C. Spizale to its board of directors (“Board”) effective July 1, 2019. Mr. Spizale has more than 25 years of sales, marketing and management experience in the healthcare industry and has served as a healthcare advisor to the Board since November 2017. Mr. Spizale will assist the Company in developing its sales and marketing strategies for its line of SANDD™ needle incineration units.

In 2016, Mr. Spizale joined REVA, Inc., the largest fixed wing air medical transport service provider in the Americas, as its Chief Sales Officer. Prior to joining REVA, Inc., Mr. Spizale held various senior sales and managerial positions with Concentra Inc. between 2003 and 2016. Concentra Inc. is a national health care provider of a wide range of medical services to employers and patients, including urgent care, occupational medicine, physical therapy, primary care, and wellness programs.

Mr. Spizale holds a Master of Business Administration degree from Webster University in St. Louis and a Bachelor of Arts degree in Communications from Loyola University in New Orleans.

Commenting on the appointment of Mr. Spizale, G. Darcy Klug, the Company’s Chairman and Interim Chief Executive Officer, said “The appointment of Philip is an exciting new addition to our Board of Directors. We are currently accepting orders for our SANDD mini™ and within the next thirty (30) days, we plan to commence deliveries of the SANDD mini™ into the Texas school systems.”

“We are also finalizing testing and development of the newly designed SANDD Pro™. We are now accepting orders for sales and deliveries of the SANDD Pro™ that we expect to occur during the quarter ending September 30, 2019”, continued Mr. Klug. “As we launch the sales activities of both the SANDD mini™ and the SANDD Pro™, Philip’s sales and management experience will be invaluable to us as we develop and establish our sales, marketing and distribution plans and strategies.”

The Company also announced today that it has completed the acquisition of the following internet domains – hawc.com, sanddmini.com, sanddpro.com and instantreassurance.com.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells the Sharps and Needle Destruction Device (SANDD™), WoundClot Surgical - Advanced Bleeding Control, and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.